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                                                                  EXHIBIT 10.90

                        ADDENDUM TO EMPLOYMENT AGREEMENT



                 This Addendum to Employment Agreement is made by and between Somatix Therapy Corporation (the "Company") and Joseph A. Rokovich, Ph.D. (the "Employee") as of November 18, 1996.

                 WHEREAS, the Company and the Employee are parties to an Employment Agreement dated as of October 3, 1996 (the "Employment Agreement");

                 WHEREAS, the Board of Directors of the Company has deemed it in the best interests of the Company to provide its senior management with an incentive to pursue transactions which could include a change-in-control of the Company and which might not result in any immediate gain to such members of senior management as a result of the options to acquire Company Common Stock held by them;

                 WHEREAS, The Board of Directors has determined that it would therefore be in the best interests of the Company to amend the Employment Agreement and each option to acquire Common Stock held by the Employee to provide that in the event of a Change-in-Control of the Company, the Employee shall have a period of three (3) years from the date of effectiveness of such Change-in-Control to exercise any and all options to acquire Common Stock of the Company held by Employee immediately preceding such Change-in-Control.

                 NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

                 1. For purposes of this Agreement, "Change-in-Control" shall mean the merger, reorganization or sale of substantially all of the assets of the Company or any other transaction in which the stockholder of the Company immediately prior to such transaction own less than 51% of the voting securities of the acquiring or surviving entity (or its parent) immediately after the transaction.

                 2. The Employment Agreement and each option to acquire Common Stock held by the Employee shall hereby be amended to provide that in the event of a Change-in-Control of the Company, the Employee shall have a period of three (3) years from the date of effectiveness of such Change-in-Control to exercise any and all options to acquire Common Stock of the Company held by Employee immediately preceding such Change-in-Control.

                 3. Except as herein amended or otherwise amended, the Employment Agreement shall remain in full force and effect.
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                 IN WITNESS WHEREOF, THE PARTIES HAVE DULY EXECUTED THIS
AMENDMENT.



                                        SOMATIX THERAPY CORPORATION



                                        By       /s/ DAVID W. CARTER
                                           -----------------------------------



                                        /s/ JOSEPH A. ROKOVICH
                                        --------------------------------------
                                        Employee